UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 16, 2008

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square
Cambridge, MA  02139
(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Agreement.

On July 16, 2008, Steven S. Galliker retired from Dyax Corp.   In connection with his retirement, Dyax entered into a retirement and general release agreement with Mr. Galliker that provided for his resignation as its Executive Vice President of Finance and Chief Financial Officer and provided him a cash retirement benefit consisting of six months of his base salary.  In addition, the agreement provides that each vested stock option held by Mr. Galliker on July 16, 2008 shall remain exercisable until the earlier of July 16, 2009 or the original expiration date of the option, which is the tenth anniversary of the date of grant of the option.

Item 1.02.                                        Termination of a Material Definitive Agreement.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 1.02 by this reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2008 Mr. Galliker retired as the principal financial officer and the principal accounting officer of Dyax.  Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 5.02 by this reference.  Dyax will announce the appointment of Mr. Galliker’s successor in the next few weeks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: July 18, 2008	By:	/s/ Ivana Magovcevic-Liebisch
Ivana Magovcevic-Liebisch
Executive Vice President of Administration
and General Counsel